Exhibit 10.24

Messrs
KALEYRA SPA
VIA TEODOSIO,65
MILAN
MI

MILAN, 02/08/2019

We have received your letter addressed to us, dated 02/08/2019 and shown below, the content of which we confirm to accept in full and unconditionally.

TO:
UniCredit S.p.A.
Branch of the MILANO GAE AULENTI CORPORATE AREA
VIA GIOVANNI BATTISTA PIRELLI, 32
20124 MILAN MI

MILAN 02/08/2019

Record Code: 019281521

Total original loan € 8,200,000.00

Contract entered into on 27/07/2019

RE: CONTRACTUAL ADDENDUM APPLIED TO THE LOAN CONTRACT

Dear sirs

Following our recent conversations

WHEREAS:

A) “Kaleyra Spa”, with registered office in Milan ( MI ), Via Teodosio no. 65 - Tax ID and Milan Business Register no. 01579532 (the “Company”), signed with Unicredit S.p.A. (the “Bank”) on 02/08/2019 / today by means of a private agreement, a loan contract (hereafter the “Loan Contract”, or in short, the “Contract”) by which the Bank granted the Company a loan of €. 2,500,000,00, with the final deadline of 31/08/2022 (the “Loan”).

B) the Loan was also granted on the assumption that the Company undertook the commitments and obligations under the article below “Special conditions and commitments” below

C) in consideration of the above, this agreement (hereafter the “Addendum”) must be considered as an integral and substantive part of the Contract.

NOW THEREFORE:

the Parties agree as follows:

Art. 1 - Approval of the Recitals

The recitals are an integral part of this Addendum.

Art. 2 - Special conditions and commitments

Covenants of Commitment

The Company undertakes, also with third party warranty pursuant to Art. 1381 of the Civil Code, whenever an obligation is mentioned that must be fulfilled by a third party, to fulfil the following commitments, recognising their essential nature in the context of the Contract, for the entire duration of the Loan and until the full repayment of all the Bank’s credit claims [or until the complete transfer to third parties of the ownership of the real estate units, mortgaged as collateral for the Loan, with novation of the portions of the Loan not repaid in advance (editor’s note for “building loans”)]:

Maintaining the accounting standards

so that, for the entire duration of the Loan, the Accounting Standards applied in preparing the financial statements and the consolidated financial statements (if drawn up) are consistent with the criteria followed in previous years, subject to any changes in the law, while acknowledging that the adoption of Accounting Standards other than those adopted for the financial statements presented to the Bank for the preparation of the Loan will in any case entail a review and/or redefinition of the covenants set out in this deed in order to make them consistent with the new standards for the preparation of the financial statements.

The Company acknowledges and accepts that the Bank may enforce the termination clause pursuant to Art. 1186 of the Civil Code and terminate the Loan Contract pursuant to Art. 1456 of the Civil Code if the Commitments (or even just one of the commitments) above are not fulfilled.

Disclosure obligations

The Company undertakes, for the entire duration of the Loan, to provide the Bank with the information needed to monitor the development of the company’s situation, including:

UniCredit SpA - Registered Office and Headquarters: Piazza Gae Aulenti, 3 - Tower A - 20154 Milan - Milan-Monza-Brianza-Lodi Business Register, Tax ID and VAT no. 00348170101 - Share Capital € 20,994,799,961.81 - Bank enrolled in the Bank Register and Parent company of the UniCredit banking group - Association of Banking Groups: code 02008.1 - Member of the Interbank Deposit-Security Fund and the National Guarantee - ABI Code 02008.1 - Tax-stamp duty paid online, as required, Auth. Internal Revenue Agency, Rome 1 Office - no. 143106/07 of 21.12.2007

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•

Financial statements of the Company, within 150 (one hundred and fifty) days from the end of the financial year, or no later than 210 (two hundred and ten) days in the event of a longer period for closing the financial statements, together with the minutes of approval by the shareholders’ meeting, the explanatory notes, the report of the Board of Statutory Auditors (if any), the report on operations and the certification of the independent auditors (if legally required).

•

a statement (Compliance Certificate) of compliance with the covenants of commitment/financial covenants referred to in the preceding articles, signed by the legal representative, with the same time limits as those set for the delivery of the financial statements (or any situation in the period) in accordance with the text attached to this deed under the letter “A” (Compliance Certificate);

•	a recent copy of the Shareholders’ Register (if requested by the Bank);

•	the occurrence of events relating to the Company and/or the companies of the Company Group that entail or may entail a Default by the Company;

•

any legal dispute, lawsuit, demand and/or claim brought or threatened by third parties against the Company and/or the companies of the Company Group, the outcome of which may be such to negatively affect the Company’s ability to duly and punctually repay the Loan and/or the value of the Guarantees.

For the purpose of this commitment (and the Contract), the parties agree that “Company Group” means: “the Company and any other company directly and/or indirectly controlled by the Company - pursuant to Art. 2359 of the Civil Code. - that falls within the scope of consolidation of the Company from time to time”.

The Company acknowledges and accepts that in the event of failure to comply with the above obligation, the Bank shall have the right to terminate the Contract, pursuant to Art. 1456 of the Civil Code.

Mandatory Early Repayment

Including only partial Mandatory Repayment. The Company shall allocate the amounts below and ensure that they are allocated to the early repayment, even if only partial, of the Loan, without applying any commission, within 15 (fifteen) days from the occurrence of the indicated event: (A) equal to 50% of the amount disbursed in the event of failure to finalise the “business combination” between Kaleyra Spa and GIG Capital Inc. by 31/12/2019

Art. 3 - Pre-existing Contractual Agreements and Guarantees

This Addendum does not constitute in any way a novation of the Loan Contract.

Therefore the Bank and the Company expressly declare and acknowledge that, except as agreed in the context of this Addendum, any other agreement, condition and guarantee relating to the Loan remains unaffected and unchanged. These are thus, and in so far as necessary, deemed confirmed to all intents and purposes, as they are not amended by or are incompatible with the provisions of this Addendum.

Art. 4 - Taxation

Any charge, even if depending on taxes, duties of any kind, direct or indirect, relating to and in any case resulting from this Addendum, shall be borne exclusively by the Company.

This Addendum is subject, together with the related formalities, to the same tax regime as the Loan Contract, of which it forms an integral and substantial part.

Art. 5 - Final declarations

The undersigned Company declares to be in possession of a copy of the Loan Contract referred to in the preamble.

Signed

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The undersigned Company also declares, having taken note of it, to accept in full the conditions of this Contract and to specifically approve, also pursuant to Art. 1341 second paragraph of the Civil Code, those under articles: 2) Special conditions and commitments and 4) Taxation.

Signed

The undersigned Company acknowledges that a copy of this Addendum, consisting of a total of 3 pages, has been delivered to it by you, and accepted.

Signed

With best regards,

/s/ UniCredit S.p.A.

UniCredit S.p.A.

MILANO GAE AULENTI CORPORATE AREA

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